AMENDED AND RESTATED AGREEMENT

         This Amended and Restated Agreement (the "Amended and Restated Agreement") is dated June 19, 1996, by and between SFX Broadcasting, Inc., a Delaware corporation, its successors and assigns ("SFX"), and R. Steven Hicks, an individual residing at 1702 Windsor Road, Austin, Texas 78703 ("Hicks").

         WHEREAS, Hicks is currently the President, Chief Executive Officer, Chief Operating Officer and a director of SFX;

         WHEREAS, SFX and Hicks entered into an Agreement dated as of April 16, 1996 (the "Agreement");

         WHEREAS, SFX and Hicks have mutually agreed to amend and restate the Agreement on the terms set forth below;

         WHEREAS, Hicks is the beneficial owner of 26,318 shares of Class A Common Stock of SFX, 143,874 shares of Class B Common Stock of SFX and the options, or the right to be granted options, to purchase additional shares of Class A Common Stock of SFX as set forth on Schedule A to this Amended and Restated Agreement (collectively, the "Hicks Securities");

         WHEREAS, it is in the best interests of SFX and Hicks, that on June 19, 1996 (the "Closing Date") Hicks sell to SFX and SFX purchases from Hicks all of the Hicks Securities;

         WHEREAS, in connection with the execution of the Employment Agreement (as hereinafter defined), SFX extended a loan in the principal amount of $2.0 million to Hicks which loan has accrued and unpaid interest in the amount of $297,863.00 as of March 31, 1996 (the "Hicks Loan"); and

         WHEREAS, it is the desire of the parties to amend the provisions relating to the Hicks Loan as stated in this Amended and Restated Agreement;

         WHEREAS, the Board of Directors of SFX has approved the terms and conditions of this Amended and Restated Agreement (with Hicks not participating in the discussions and abstaining from voting thereon).

         NOW, THEREFORE, for and in consideration of the premises and the covenants and agreements contained herein, and other valuable consideration the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.       Termination of Employment Agreement.

         In consideration for a one-time payment of $100,000 to be made by SFX to Hicks on the Closing Date, the Amended and Restated Employment Agreement dated as of April 1, 1995, by and between SFX and Hicks (the "Employment Agreement"), and all the rights afforded to Hicks thereunder shall terminate effective as of the Closing Date, except that the Hicks Loan will remain outstanding as provided in Section 4 below.

         Hicks hereby agrees to submit his resignation upon the execution of this Amended and Restated Agreement, such resignation to be effective on the Closing Date, from all corporate offices, directorships and other positions held by Hicks in SFX and all subsidiaries (whether or not wholly-owned) of SFX. In addition, Hicks hereby agrees not to make any request of SFX or take any other action that will require the filing of a Form 8-K pursuant to Item 6 thereof or the disclosure required by Item 7(g) of Schedule 14A.

2.       Sale of Securities

         On the Closing Date Hicks hereby agrees to sell to SFX, and SFX hereby agrees to purchase from Hicks for an amount of $18,422,544 in cash to be wired on the Closing Date, the Hicks Securities.

         Hicks represents and warrants to SFX that the Hicks Securities represent all of the securities of SFX held by him or in respect of which he is deemed to be the "beneficial owner" under Rule 13d-3 under the Exchange Act (as defined in Section 5) and that there are no restrictions on the transferability to SFX of the Hicks Securities. Hicks covenants and agrees that between the date hereof and the Closing Date he will not acquire or become the beneficial owner of any additional securities of SFX.

3.       Noncompetition.

         In consideration for a one-time payment of $100,000 by SFX to Hicks, from the Closing Date until the date which is the earlier of one year from the completion of the consummation, or abandonment, of the merger agreement with Multi-Market Radio, Inc., ("MMR") or October 31, 1997 (the "Non-Competition Expiration Date"), Hicks agrees not to, and agrees that he will not take any action to cause Gulfstar Broadcasting, Inc. ("Gulfstar"), Capstar Broadcasting Partners or any affiliate (as such term is defined herein) of Hicks, Muse, Tate & Furst in which Hicks has an ownership interest or to which Hicks acts as an advisor, to

         (i) compete, or own any direct or indirect interest in or provide any services to any person or entity, for his own or its account or as an employee, officer, director, partner, joint venturer, shareholder of a person or entity or otherwise, which is in the business of owning or operating one or more radio stations licensed to or having a transmitter site within any county in the Metro survey areas of the following Arbitron-defined markets:

         Nashville, TN                       Greensboro, NC
         Jackson, MS                         Raleigh-Durham, NC
         Greenville- Spartanburg, SC         Charlotte, NC
         Dallas, TX                          Houston, TX
         Springfield-Northampton, MA         San Diego, CA
         Myrtle Beach, SC                    Biloxi-Gulfport-Pascagoula, MS

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         Little Rock, AK                     Hartford, CT
         Daytona Beach, FL                   New Haven, CT
         Jacksonville, FL                    Augusta, GA
         Louisville, KY                      Providence, RI
         Richmond, VA                        Baltimore, MD
         Washington, DC

         or any eight additional markets in which SFX or MMR has entered into one or more agreements to purchase one or more radio stations on or before the earlier of the consummation of the merger with MMR (the "Markets") or October 31, 1996, provided however, that on the date
         (a) SFX no longer owns, operates, provides programming to or sells advertising on behalf of any radio station in any one of the Markets or (b) the merger with MMR is abandoned, Hicks will not be bound by this Section 3(i) with respect to the Markets referred to in this
         Section 3(i)(a) or the markets in which MMR owns, operates, provides programming to or sells advertising on behalf of one or more radio stations,

         (ii) hire, attempt to hire or solicit the employment of any employees of SFX or MMR, except employees who are not officers and directors currently based in Austin, Texas, for his own account or as an employee, officer, director, partner, joint venturer, shareholder of a person or entity or otherwise, and

         (iii) utilize or disseminate any confidential information about the business and strategy of SFX or MMR or interfere with, disrupt, or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, of SFX or MMR.

         SFX hereby agrees to provide Hicks with written notice of the entering into any agreement to purchase, provide programming to or sell advertising on behalf of one or more radio stations by SFX or MMR between the date of this agreement and the consummation of the merger with MMR. Notice shall be given by first class mail to the address set forth above in the preamble to this agreement and shall be deemed given on the third day after such mailing.

4.       Additional Agreements

         A. Hicks Loan

         Upon the termination of the Employment Agreement as provided in
Section 1 hereof, the Hicks Loan will remain outstanding, all amounts unpaid under the Hicks Loan will continue to be outstanding and accumulated interest will continue to accrue at the interest rate set forth in the note evidencing the Hicks Loan.

         SFX agrees to release any shares being held as collateral under the Hicks Loan on the Closing Date.

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         SFX agrees that the Hicks Loan will be forgiven on the third anniversary of the Closing provided that Hicks has complied with
Section 3, 8 and 9 of this Amended and Restated Agreement in all material respects.

         B.  Auto Loan

         SFX hereby agrees to make a one-time payment in the amount of $50,000 in connection with Hicks' existing auto lease on the Closing Date.

         C.  Austin Office Lease

         SFX hereby agrees that it will continue to make the lease payments it is currently making for the premises leased by Capstar, Inc. at 600 Congress Avenue, Suite 1270, Austin, Texas 7870 (the "Austin Premises") and that upon termination of its occupation thereof, SFX will make a one-time payment to Capstar, Inc. in an amount equal to the product of $9,586.40 and the number of months between the date of termination and July 1998, prorated for the number of days in any partial month. Hicks hereby undertakes to assist SFX or to cause Capstar, Inc. to assist SFX, in connection with any negotiations which SFX may undertake with the landlord of the Austin Premises with respect to such premises without prejudice to Hicks or Capstar, Inc.'s contractual obligations under the lease agreement with such landlord.

5.       Release by Hicks.

         Except for the rights created by this Amended and Restated Agreement and Claims (as defined below) arising from or based on a breach of this Amended and Restated Agreement, Hicks, for himself, and each of his Affiliates (as defined in Section 5 hereof), spouse, attorneys, agents, representatives, heirs, executors, administrators, successors, assigns, insurers, and all persons acting by, through, under, or in concert with any of them, does hereby fully, finally and forever unconditionally release, acquit and discharge SFX and each of its officers, directors, subsidiaries (whether or not wholly-owned), Affiliates, agents, representatives, employees, attorneys, successors, assigns, insurers, and all persons acting by, through, under, or in concert with any of them, of and from any and all potential or actual complaints, claims at law or equity, disputes, demands, sums of money, duties, liabilities, obligations, promises, agreements, controversies, actions, causes of action, suits, rights, damages, personal injuries, loss of wages, costs, losses, debts, charges, expenses and attorneys' fees of any and every nature whatsoever arising out of or related to or based on acts or failures to act (collectively, "Claims") on or prior to the date hereof, whether in law or in equity, known or unknown, matured or unmatured, liquidated or unliquidated, vested or contingent, including, but not limited to, any Claims relating to the Employment Agreement or Hicks ownership of the Hicks Securities, any insurance coverage, benefits, premiums, or medical expenses, or any alleged conduct of SFX and/or any other released person or entity which might be alleged by Hicks to constitute any form or type of discrimination, or in any way related to Hicks's employment, hiring, wages, conditions of employment, termination of employment with SFX, or any matter, cause, thing, claim, right or action. Any lawsuit or administrative complaint filed in violation of this Amended and Restated Agreement shall automatically constitute a breach of this Amended and Restated Agreement, and in addition to any other legal remedies available to SFX, Hicks shall be required to immediately return, and SFX shall be entitled to immediately receive, all consideration paid to Hicks or on his behalf by SFX under this Amended and Restated Agreement. Notwithstanding anything to the contrary in the foregoing sentence, any proceedings instituted by Hicks to enforce his rights under this Amended and Restated Agreement will not constitute a breach hereunder.

6.       Release by SFX.

         Except for the rights created by this Amended and Restated Agreement and Claims arising from or based on a breach of this Amended and Restated Agreement, SFX, for itself and each of its subsidiaries (whether or not wholly owned), Affiliates (other than officers and directors, except in their corporate capacities), attorneys, agents, representatives, successors, assigns, insurers, and all persons acting by, through, under, or in concert with any of them, does hereby fully, finally and forever unconditionally release, acquit and discharge Hicks and each of his Affiliates, agents, representatives, heirs, beneficiaries, executors, administrators, attorneys, successors, assigns, insurers, and all persons acting by, through, under, or in concert with any of them, of and from any and all known Claims against Hicks, or any such other parties, arising on or prior to the date hereof, whether in law or in equity, matured or unmatured, liquidated or unliquidated, or vested or contingent.

7.       No Assignment.

         Each party to this Amended and Restated Agreement represents and warrants that it has not assigned or otherwise transferred to any person or entity any right, title or interest to any Claims released hereby.

8.       Standstill Agreement.

         (a) Hicks hereby agrees that for a period from the date of this Amended and Restated Agreement until the date which is three years after the Closing Date, unless and until he shall have been specifically invited or authorized in writing by SFX, he will not individually or will not cause any "partnership, limited partnership, syndicate or other group" (as those terms are used within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with which he is affiliated, including any of his Affiliates and Associates (as these terms are defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")), to, directly or indirectly, solicit, seek or offer to effect, negotiate with or provide any information to any person with respect to, become engaged by any third party, or make any statement, proposal or inquiry, whether written or oral, either alone or in concert with others, to the Board of Directors of SFX or MMR, to any director or officer of SFX or MMR or to any shareholder or securityholder of SFX or MMR, or otherwise make any public announcement or proposal or offer whatsoever with respect to, (i) any form of business combination or transaction involving SFX or MMR including, without limitation, a merger, consolidation, tender or exchange offer, sale or purchase of assets or securities, or dissolution or liquidation of SFX or MMR, (ii) any form of restructuring, recapitalization or similar transaction with respect to SFX or MMR, or (iii) any proposal or other statement to be presented to SFX's or MMR's stockholders at any regular or special meeting.

         (b) Hicks hereby agrees that from the date of this Amended and Restated Agreement until the date which is three years after the Closing Date, without the prior written consent of SFX, he will not, and will not cause each of his Affiliates and Associates to, undertake, or become engaged by a third party with a view toward any of the following, individually or as part of a "partnership, limited partnership, syndicate or other group," directly or indirectly, through one or more intermediaries or otherwise:

                  (i) acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise, (A) any securities entitled to, or that may be entitled to, vote generally in the election of SFX's or MMR's Board of Directors (collectively, "Voting Securities"), or (B) any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Voting Securities, or (C) any assets or securities of SFX or MMR or any of their subsidiaries;

                  (ii) (A) make, or in any way participate, in any "solicitation" of "proxies" (as such terms are defined in Regulation 14A under the Exchange Act) or any activity specified in Rule 14a-1(1)(2) under the Exchange Act with respect to the Voting Securities (including by the execution of action by written consent), become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of the Exchange Act) with respect to SFX or MMR,
         (B) seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities, (C) demand a copy of the SFX's or MMR's stock ledger, list of its shareholders, or other books and records, or (D) call or seek to call, directly or indirectly, any special meeting of stockholders of SFX or MMR for any reason whatsoever;

                  (iii) participate in or encourage the formation of any group which owns or seeks or offers to acquire beneficial ownership of securities of SFX or MMR or any assets of SFX or MMR or any of its subsidiaries or rights to acquire such securities or which seeks or offers to effect control, or to influence in any manner the management, policies or affairs, of SFX or MMR or for the purpose of circumventing any provisions of this Amended and Restated Agreement;

                  (iv) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals, as described in Rule 14a-8 of the Exchange Act, with respect to SFX or MMR, or as is otherwise now or hereafter provided for the submission of proposals by stockholders in the By-Laws of SFX or MMR; or

                  (v) otherwise act, alone or in concert with others (including by providing financing to another party), to seek or offer to control or influence, in any manner, the management, Board of Directors, policies or affairs of SFX or MMR.

         Notwithstanding the foregoing and except as set forth herein, the provisions of this Section 8 shall not prevent or prohibit Hicks and his Affiliates and Associates from exercising the voting rights of Voting Securities owned by them of record or beneficially held for them in street name.

9.       No Harmful Acts.

         As the decision to enter into this Amended and Restated Agreement has been mutually agreed upon by SFX and Hicks and it is in the best interest of both parties to enter into this Amended and Restated Agreement to facilitate the transactions contemplated hereby, Hicks hereby agrees that he and his immediate family members will not make any statements which could reasonably be interpreted to be derogatory or harmful concerning SFX or any of its officers, employees or directors, or take any action calculated to be harmful to the business or affairs of SFX. SFX hereby agrees that it and its officers and directors will not make any statements which could reasonably be interpreted to be derogatory or harmful to Hicks.

10.      Officer and Director Liability Insurance

         SFX agrees that Hicks' indemnification rights provided in SFX's By-Laws, insofar as they relate to acts prior to Closing Date, will remain in effect and will not be modified. In addition, SFX further agrees that the existing coverage under SFX's directors and officers liability insurance policy for acts of Hicks prior to the date hereof will not be modified and SFX will take commercially reasonable steps to renew the existing policy at the end of the present coverage period or secure a replacement policy that provides coverage for acts of Hicks prior to the date hereof substantially identical to the coverage provided under the existing policy.

11.      Nature of Settlement.

         It is further agreed and understood that this Amended and Restated Agreement does not constitute, and shall not be construed as, an admission by SFX or Hicks of any breach of contract or other violation by either of them of any right of each other, any harm to SFX or Hicks of any kind whatsoever, or any violation by either of any federal, state or local statute, law, ordinance or regulation.

12.      Execution of Documents.

         Each party to this Amended and Restated Agreement agrees to timely sign and execute such other documents as shall be reasonably necessary to effect this Amended and Restated Agreement. Further, each party to this Amended and Restated Agreement agrees it will fully and timely cooperate to effect the terms of this Amended and Restated Agreement and will not unreasonably withhold its consent nor refuse nor fail to sign any document to carry out the intents and purposes of this Amended and Restated Agreement.



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13.      Return of Property.

         SFX and Hicks agree to make available for collection at a mutually agreeable time all documents and tangible items that are the property of the other including, but not limited to, computer disks, computer software, documents containing customer information, personnel files, and other documents or tangible items that Hicks came into possession of at any time. SFX agrees that all leasehold improvements and fixtures at 600 Congress Avenue, Suite 1270, Austin, Texas 78701 are solely the personal property of Hicks or Capstar, Inc.

14.      Term; Termination.

         This Amended and Restated Agreement shall terminate on the third anniversary of the Closing Date. Notwithstanding anything to the contrary in the foregoing sentence, if Hicks dies during the term of this Amended and Restated Agreement, this Amended and Restated Agreement shall automatically terminate and neither SFX nor Hicks' estate shall have any further obligation to the other.

15.      Remedies.

         Without intending to limit the remedies available to SFX, Hicks acknowledges that a breach of any of the covenants contained in this Amended and Restated Agreement may result in material irreparable injury to SFX or one of its subsidiaries for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, SFX may be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Hicks from engaging in activities prohibited by this Amended and Restated Agreement, or requiring Hicks to comply with this Amended and Restated Agreement, or such other equitable relief as may be required to enforce any of the covenants in such sections.

16.      Opportunity for Examination.

         Hicks agrees and acknowledges that he has read this Amended and Restated Agreement carefully and that he fully understands all of its provisions, and Hicks acknowledges that he had the opportunity to consult with legal counsel regarding the terms and conditions of this Amended and Restated Agreement, and that he had ample time to review this Amended and Restated Agreement. By signing below, Hicks acknowledges that he has voluntarily accepted the terms and conditions of this Amended and Restated Agreement.

17.      Authority.

         Each party to this Amended and Restated Agreement represents and warrants that it has the authority to execute this Amended and Restated Agreement, that the execution and performance hereof does not conflict with, violate or result in a breach of any agreement, court order, statute or regulation to which such party is a party or by which it or its property is bound, and that this Amended and Restated Agreement has been duly and validly executed by such party


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and constitutes a binding obligation of such party, enforceable in accordance with its terms. Contemporaneously with the execution hereof, SFX is providing Hicks with a resolution of its Board of Directors approving this Amended and Restated Agreement and authorizing its execution on behalf of SFX.

18.      Entirety and Amendments.

         This Amended and Restated Agreement embodies the entire agreement between the parties, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed by both parties.

19.      Survival.

         If any provision of this Amended and Restated Agreement or any document contemplated to be delivered or executed pursuant hereto is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable, the appropriate document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom or therefrom.

20.      Choice of Law and Submission to Jurisdiction.

         This Amended and Restated Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of New York, without reference to the provisions thereof relating to conflicts of laws.

21.      Construction.

         This Amended and Restated Agreement shall be construed without regard to the identity of the person who drafted the various provisions of this Amended and Restated Agreement. Each and every provision of this Amended and Restated Agreement shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Amended and Restated Agreement.

22.      Section Headings.

         The section headings contained in this Amended and Restated Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amended and Restated Agreement.



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23.      Counterparts.

         This Amended and Restated Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

24.      Notice of Breach.

         The parties hereby agree that in the event of the breach of this Amended and Restated Agreement by either party that the breaching party shall be given written notice of such breach at the address stated in the preamble of this Amended and Restated Agreement by the other party and that the breaching party shall have ten (10) business days thereafter within which to cure such breach.

25.      Press Releases; Publicity

         No press release, periodic report to be filed with the Securities and Exchange Commission or other publicity by SFX relating to this Amended and Restated Agreement or Hicks' involvement with SFX, shall be filed or disseminated unless the contents of the same shall have first been approved by Hicks, which approval shall not be unreasonably withheld, unless legal counsel for SFX shall have first advised SFX in writing that any information contained there in to which Hicks shall have objected is required by law to be contained therein, and SFX shall furnish Hicks with a copy of such press release, periodic report or publicity at least twenty-four hours prior to the time it is scheduled to be filed or disseminated.

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Agreement as of the date first written above.


                                 SFX BROADCASTING, INC.

Address:  150 East 58th Street
          New York, New York 10022


                                 By: /s/ Robert F. X. Sillerman
                                     _____________________________________
                                     Robert F. X. Sillerman, Executive Chairman



Address:  1702 Windsor Road
          Austin, Texas 78703


                                      /s/ R. Steven Hicks
                                    --------------------------------------
                                      R. STEVEN HICKS



                                    - 10 -





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                                                              SCHEDULE A




VESTED STOCK OPTIONS PURSUANT TO THE 1993 STOCK OPTION PLAN

                  vested options to purchase 30,000 shares of Class A Common Stock of SFX at an exercise price of $13.50 and unvested options to purchase an additional 100,000 shares of Class A Common Stock of SFX at an exercise price of $13.50

VESTED STOCK OPTIONS PURSUANT TO THE 1994 STOCK OPTION PLAN

                  vested options to purchase 30,000 shares of Class A Common Stock of SFX at an exercise price of $13.00

VESTED STOCK OPTIONS PURSUANT TO THE 1995 STOCK OPTION PLAN

                  unvested options to purchase 25,000 shares of Class A Common Stock of SFX at an exercise price of $21.25

OTHER STOCK OPTIONS

                  options to purchase 100,000 shares of Class A Common Stock of SFX to be granted pursuant to Section 3(e) of the Employment Agreement options to purchase 100,000 shares of Class A Common Stock of SFX at an exercise price of $13.00 granted by the Board of Directors at its meeting of November 11, 1995